Exhibit 5.6

August 28, 2013

Sierra Pacific Power Company (the “Company”)

6100 Neil Road

P.O. Box 10100

Reno, Nevada 89520

Ladies and Gentlemen:

This opinion is delivered in connection with the filing of the Company’s registration statement on Form S-3, as filed under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof (the “Registration Statement”), relating to the registration of (i) a presently indeterminate aggregate principal amount of the Company’s general and refunding mortgage securities as described in the Registration Statement (the “G&R Debt Securities”), (ii) a presently indeterminable aggregate principal amount of the Company’s debt securities as described in the Registration Statement (the “Debt Securities”), (iv) trust preferred securities as described in the Registration Statement (the “Trust Preferred Securities”), and (v) guarantees of Trust Preferred Securities (the “Guarantees”). The G&R Debt Securities may be issued from time to time pursuant to the General and Refunding Mortgage Indenture, dated as of May 1, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as Trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture, dated as of May 1, 2001 and as supplemented and amended by that certain Second Supplemental Indenture, dated as of October 30, 2006 (as so supplemented and amended, the “Indenture”) and an officer’s certificate or supplemental indenture, as described in the Indenture, establishing the form and terms of the G&R Debt Securities. The Debt Securities may be issued from time to time pursuant to one or more newly-established indentures between the Company and a trustee to be identified therein (each, a “New Indenture”). The Trust Preferred Securities may be issued from time to time by one or more newly-formed trusts pursuant to a declaration of trust qualified as an indenture under the Trust Indenture Act of 1939 and the Guarantees may be issued in connection with any such Trust Preferred Securities pursuant to such guarantee agreements (each a “Guarantee Agreement”) that may be entered into by the Company.

In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

Sierra Pacific Power Company

August 28, 2013

Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Company is a corporation duly organized and legally existing under the laws of the State of Nevada.

2. The G&R Debt Securities will be validly issued and constitute the legal, valid and binding obligations of the Company, when:

(a)	the G&R Debt Securities are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors or a duly authorized committee thereof and, to the extent required, the stockholders of the Company (“G&R Authorizing Resolutions”) approving the pricing, terms and conditions of the issuance and sale of the new G&R Debt Securities;

(b)	the Public Utilities Commission of Nevada (the “PUCN”) has duly and validly issued appropriate orders authorizing the issuance and sale of the G&R Debt Securities;

(c)	the G&R Debt Securities are issued and delivered in accordance with (i) the provisions of the Indenture, including delivery of an officer’s certificate or supplemental indenture, the due authentication of the G&R Debt Securities by the Trustee and the execution and delivery by the Company and the Trustee of all requisite documentation pursuant to the Indenture, (ii) the Company’s Restated Articles of Incorporation and Bylaws, (iii) the G&R Authorizing Resolutions, (iv) appropriate orders issued by the PUCN, and (v) the Registration Statement;

(d)	compliance with the Securities Act and the Trust Indenture Act of 1939, as amended; and

(e)	the Company has received the consideration provided for in the applicable G&R Authorizing Resolutions.

3. The Debt Securities will be validly issued and constitute the legal, valid and binding obligations of the Company, when:

(a)	the New Indenture under which the Debt Securities shall be issued has been duly authorized by action, resolutions or consent duly adopted by the Board of Directors or a duly authorized committee thereof and, to the extent required, the stockholders of the Company, approving the terms and conditions of the applicable New Indenture and such New Indenture has been entered into, executed and delivered by the Company and trustee identified therein and that such New Indenture constitutes the valid, binding and enforceable obligation of the Company and trustee named therein;

Sierra Pacific Power Company

August 28, 2013

(b)	the Debt Securities are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors or a duly authorized committee thereof and, to the extent required, the stockholders of the Company (“Debt Securities Authorizing Resolutions”) approving the pricing, terms and conditions of the issuance and sale of the new Debt Securities;

(b)	the PUCN has duly and validly issued appropriate orders authorizing the issuance and sale of the Debt Securities;

(c)	the Debt Securities are issued and delivered in accordance with (i) the provisions of the applicable New Indenture, including delivery of an officer’s certificate or supplemental indenture, the due authentication of the Debt Securities by the trustee and the execution and delivery by the Company and the trustee of all requisite documentation pursuant to the applicable New Indenture, (ii) the Company’s Restated Articles of Incorporation and Bylaws, (iii) the Debt Securities Authorizing Resolutions, (iv) appropriate orders issued by the PUCN, and (v) the Registration Statement;

(d)	compliance with the Securities Act and the Trust Indenture Act of 1939, as amended;

(e)	the Company has received the consideration provided for in the applicable Debt Securities Authorizing Resolutions; and

4. The Guarantees will be validly issued and constitute the legal, valid and binding obligations of the Company, when:

(a)	The Trust Preferred Securities underlying the Guarantee have been duly and validly created, executed, issued and delivered by the applicable trust and trustee thereof as contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors or a duly authorized committee thereof and trustee;

(b)	the Guarantees are established in accordance with the applicable Guarantee Agreement and the Guarantees and applicable Guarantee Agreement are specifically authorized by action, resolutions or consent duly adopted by the Board of Directors or a duly authorized committee thereof and, to the extent required, the stockholders of the Company (“Guarantee Authorizing Resolutions”) approving the terms and conditions of the Guarantees and Guarantee Agreement;

(c)	the PUCN has duly and validly issued appropriate orders authorizing the issuance of the Guarantees;

Sierra Pacific Power Company

August 28, 2013

(d)	the Guarantees are issued and delivered in accordance with (i) the applicable Guarantee Agreement; (ii) the Company’s Restated Articles of Incorporation and Bylaws, (iii) the Guarantee Authorizing Resolutions, (iv) appropriate orders issued by the PUCN, and (v) the Registration Statement;

(e)	compliance with all applicable laws, rules, regulation governing the Trust Preferred Securities and Guarantees, any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or applicable trust, the Securities Act and the Trust Indenture Act of 1939, as amended; and

(f)	the Company has received the consideration provided for in the applicable Guarantee Authorizing Resolutions.

Our opinions contained in paragraphs 2 through 4 are subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, equitable subordination, marshaling or other similar laws or doctrines now or hereafter in effect relating to creditors’ rights and remedies generally and (ii) the application of principles of equity (regardless of whether considered at a proceeding in equity or at law) including, without limitation, the principle that equitable remedies, such as the remedy of specific performance, are subject to the discretion of the court before which any proceeding therefor may be brought.

We express no opinion as to any provision contained in or otherwise made a part of the securities described herein (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, (iv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the securities may be brought, (v) restricting access to legal or equitable remedies, (vi) providing that the failure to exercise any right, remedy or option under the securities shall not operate as a waiver thereof, (vii) to the effect that amendments, waivers and modifications to the securities may only be made in writing, (viii) purporting to establish any evidentiary standard, (ix) granting any power of attorney, (x) purporting to waive or otherwise affect any right to receive notice, or (xi) purporting to restrict competition.

This opinion is limited to the laws of the State of New York and the federal laws of the United States of America. Insofar as this opinion relates to matters of law and legal conclusions governed by the laws of the State of Nevada, we base it on the opinion of Woodburn and Wedge of Reno, Nevada, as evidenced by the opinion of such firm to be filed with the Registration Statement and the consent contained in such opinion to the statements made in the Registration Statement with regard to such firm. Our opinions as to such matters are based on the assumptions and subject to the qualifications and limitations set forth in such opinion letter.

Sierra Pacific Power Company

August 28, 2013

We hereby consent to being named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement under the caption “Legal Matters,” and to the filing and use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is limited to the matters expressly set forth herein. This opinion is given and speaks only as of the date hereof and is limited to our knowledge of the facts and the laws, statutes, rules and regulations, and judicial and administrative interpretations thereof, as currently in effect, and assumes no event will take place in the future which will affect the opinions set forth herein. These are all subject to change, possibly with retroactive effect. We assume no obligation to advise any party of changes of any kind that may hereafter be brought to our attention, even if such changes would affect our opinion, or to update or supplement this opinion after the date hereof.

Very truly yours,

/s/ CHOATE, HALL & STEWART LLP